Exhibit 99.1

Ciprico Reports First Quarter Results

Minneapolis, MN – January 20, 2004 — Ciprico Inc. (NASDAQ:  CPCI), a leading manufacturer and marketer of high-performance storage and system solutions, today announced results for the first quarter ended December 31, 2003.

Sales for the quarter were $6.0 million, a decrease of 2 percent over the fourth quarter of fiscal 2003 and a decrease of 26% over the prior year.  Ciprico recorded a net loss for the quarter of $892,000 or $0.19 per share versus a loss of $1.6 million or $0.33 per share in the fourth quarter of fiscal 2003, and a loss of $683,000 or $0.14 per share for the same period last year.  Operating expenses for the quarter were $3.3 million, a sequential decrease of 9 percent, excluding the $500,000 restructuring charge recorded in the fourth quarter of fiscal 2003, and a decrease of 13 percent over the same prior year period.

Robert H. Kill, Ciprico President and CEO, said, “Our focus is to achieve meaningful sales growth and profitability. After significant R&D investments the past three years, we believe the higher value-added software capabilities of our new products are beginning to positively impact our operating results as evident in our improved margins this past quarter.  These improvements along with our expense management reduced our sequential loss and contributed to another quarter of positive cash flow.

Kill continued, “Our overall sales levels are still unsatisfactory, particularly within the military segment.  While we saw sales activity from an increased number of new military programs this past quarter, it did not translate into meaningful sales volumes.  We had expected to see greater contributions from our new products and historical programs, but the latter decreased.  Our broadcast business saw mixed results between years, but was improved over last quarter.

Kill went on to say, “We were pleased with the early traction of our new products this past quarter and are excited about the pending launch this quarter of our new serial ATA product, the FibreSTORE® 2212A.   We successfully launched our new DiMeda™ 1700 and 3600 products this past quarter with shipments to new customers in both the broadcast and medical imaging markets.  We booked orders for the TALON™ 2211, our 2 Gb speed rugged and removable storage array that will ship this quarter.   Additionally, the FibreSTORE 2210 has also been selected as an upgrade to the NETarray® in some on-going customers and programs.  There are several initiatives this quarter that we believe will help drive future sales growth including:

•                  Release of the FibreSTORE 2212A, which we believe will be an early market entrant combining the features of our RAID software with the lower cost advantage of serial ATA technology, a fast emerging segment of the overall storage market.  The FibreSTORE 2212A enables us to pursue opportunities in new applications and new markets beyond our traditional markets of digital media, such as small-to-medium enterprise applications.

•                  Further develop new market opportunities in broadcast edit, medical imaging and small enterprise applications for the DiMeda 1700, which offers an affordable high-performance NAS solution for digital media applications.

•                  Increased business development activities in the military segment along with focused sales and application engineering teams working key account opportunities.

We have made significant progress in enhancing our product offering and our roadmap for future product innovation is strong.  We are actively working the channels and sales opportunities to grow revenue in both existing and new markets.”

Kill concluded, “Our financial position and liquidity remain strong. We remain focused on achieving break-even operating performance in the short term.  Additionally, we continue to evaluate strategic opportunities to further leverage our technology capabilities, unique market position and strength of our balance sheet in order to maximize shareholder value.”

The Company will host a conference call on Tuesday, January 20 at 11:00 a.m. Eastern Time and 10:00 a.m. Central Time, to discuss this release.  The conference call will be broadcast live via the Internet at www.ciprico.com.  The conference call will also be available live via telephone at 1-800-218-4007.  A replay will be available until January 28, 2004 at 1-800-405-2236, reservation number 566223.

Certain statements in this news release are forward-looking and should be read in conjunction with cautionary statements in Ciprico’s SEC filings, reports to shareholders and other news releases.  Such forward-looking statements, which reflect our current view of future events and financial performance, involve known and unknown risks that could cause actual results and facts to differ materially from those expressed in the forward-looking statements for a variety of reasons.  Some of these reasons include the ability to achieve and maintain profitability; the impact of geopolitical and economic factors affecting the markets in which we are concentrated; the impact on revenues and earnings of the timing of product enhancements and new product releases; market acceptance of new products; sales and distribution issues; competition; dependence on suppliers; limited backlog and the historic and recurring pattern of a disproportionate percentage of total quarterly sales occurring the last month and weeks of a quarter.  Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Ciprico undertakes no obligation to update publicly or revise any forward-looking statements.

About Ciprico

Ciprico designs, manufactures and markets storage and system solutions for digital media applications within the broadcast and entertainment, military and government, and medical imaging markets. Ciprico solutions combine storage, networking and computing technologies to simplify and accelerate digital media workflows. Ciprico is headquartered in Minneapolis, MN. More information about Ciprico is available at www.ciprico.com.

For Additional Information:

Robert H. Kill President and CEO (763) 551-4000	Thomas S. Wargolet Vice President of Finance and CFO (763) 551-4000

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Ciprico Reports First Quarter Results

CIPRICO INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
(Amounts in thousands except per share amounts)	2003	2002

NET SALES	$6,042	$8,112
Cost of sales	3,736	5,162

GROSS PROFIT	2,306	2,950

OPERATING EXPENSES:
Research and development	1,387	1,448
Sales and marketing	1,410	1,678
General and administrative	501	672
Total operating expenses	3,298	3,798

LOSS FROM OPERATIONS	(992)	(848)
Other income, primarily interest	100	165

LOSS BEFORE INCOME TAXES	(892)	(683)
Income tax benefit	—	—

NET LOSS	$(892)	$(683)

Shares used to calculate loss per share:
Basic and diluted	4,689	4,722

NET LOSS PER COMMON SHARE:
Basic and diluted	$(.19)	$(.14)

SALES INFORMATION

Comparative information on sales by market and geographic location for the period ended December 31 are shown in the charts below (in millions).

	2003		2002
Market	Sales	% of Total	Sales	% of Total
Broadcast/Entertainment	$3.8	63%	$4.7	58%
Military/Government	1.8	30	3.2	40
Other	0.4	7	0.2	2
Total	$6.0	100%	$8.1	100%

CIPRICO INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	December 31, 2003	September 30, 2003

ASSETS

Current assets:
Cash and cash equivalents	$3,805	$5,159
Marketable securities and short term investments	16,900	16,766
Accounts receivable, less allowance	3,446	4,016
Inventories, net	3,298	3,928
Other current assets	602	453
Total current assets	28,051	30,322
Property and equipment, net	1,677	1,972
Marketable securities	1,552	—
Other assets	42	42
	$31,322	$32,336

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$1,908	$2,151
Accrued expenses	1,933	1,887
Deferred revenue	358	312
Total current liabilities	4,199	4,350

Shareholders’ equity:
Capital stock	47	47
Additional paid-in capital	34,932	34,840
Retained deficit	(7,773)	(6,881)
Deferred compensation from restricted stock	(83)	(20)
Total shareholders’ equity	27,123	27,986
	$31,322	$32,336

CIPRICO INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,
(In thousands)	2003	2002

Cash flows for operating activities:
Net loss	$(892)	$(683)
Depreciation and amortization	367	493
Changes in operating assets and liabilities	837	(265)

Net cash flows provided by (used in) operating activities	312	(455)

Cash flows from investing activities:

Equipment purchases	(72)	(272)
Purchases of marketable securities	(6,719)	(7,477)
Proceeds from sale or maturity of marketable securities	5,033	6,036

Net cash flows used in investing activities	(1,758)	(1,713)

Cash flows from financing activities:

Repurchase of common stock	—	(470)
Proceeds from issuance of common stock	92	—

Net cash flows provided by (used in) financing activities	92	(470)

Net decrease in cash and cash equivalents	(1,354)	(2,638)

Cash and cash equivalents at beginning of period	5,159	6,413

Cash and cash equivalents at end of period	3,805	3,775

Marketable securities, current	16,900	21,028
Marketable securities, non-current	1,552	1,031

Total cash and marketable securities	$22,257	$25,834

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